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                                                                     EXHIBIT 4.5




             INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE


         This INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this "Instrument"), by and among Kimberly-Clark Corporation, a Delaware corporation (the "Company"), The First National Bank of Chicago, a national banking association (the "Successor Trustee"), and Bank of America National Trust and Savings Association (the "Resigning Trustee") is dated as of December 12, 1995.

         WHEREAS, there are presently issued and outstanding $50,132,000 in aggregate principal amount of the Company's 9-1/2% Sinking Fund Debentures due February 1, 2018, $100,000,000 in aggregate principal amount of the Company's 9-1/8% Notes due June 1, 1997, $100,000,000 in aggregate principal amount of the Company's 9% Notes due August 1, 2000, $200,000,000 in aggregate principal amount of the Company's 8-5/8% Notes due May 1, 2001, $200,000,000 in aggregate principal amount of the Company's 7-7/8% Debentures due February 1, 2023, $100,000,000 in aggregate principal amount of the Company's 6-7/8% Debentures due February 15, 2014 and $40,000,000 in aggregate principal amount of the Company's 7.55% Debentures due June 1, 2014(collectively, the "Securities"), in each case under the First Amended and Restated Indenture dated as of March 1, 1988, as amended by the First and Second Supplemental Indentures thereto, dated as of November 6, 1992 and May 25, 1994, respectively, between the Company and the Resigning Trustee (the "Indenture"); and

         WHEREAS, the Resigning Trustee wishes to resign as Trustee under the Indenture (the "Trustee"), the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, and the Successor Trustee wishes to accept its appointment as Trustee;

         NOW, THEREFORE, the Company, the Successor Trustee and the Resigning Trustee, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

I.       The Resigning Trustee

         Section 1.1. Pursuant to Section 610(b) of the Indenture, the Resigning Trustee hereby resigns as Trustee thereunder.

         Section 1.2. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

         (a) To the best of its knowledge, no "Event of Default" (as defined in Section 501 of the Indenture) and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Indenture;

         (b) To the best of its knowledge, no covenant or condition contained in the Indenture has been waived by the Resigning Trustee or by the Holders of the percentage of aggregate principal amount of the Securities required by the Indenture to effect any such waiver;

         (c) To the best of its knowledge, there is no action, suit, or proceeding pending or threatened against the Resigning Trustee before any court or governmental authority arising out of any action of or omission by the Resigning Trustee as Trustee;

         (d) The Resigning Trustee has furnished, or as promptly as practicable will furnish, to the Successor Trustee originals of all documents relating to the trust created by the
                 Indenture and all other information in its possession relating to the
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                 administration and status thereof, provided that the Successor
                 Trustee will make available to the Resigning Trustee as promptly as practicable following the request of the Resigning Trustee any such original documents which the Resigning
                 Trustee may require in order to defend against any action, suit, or proceeding against the Resigning Trustee as Trustee or which the Resigning Trustee may need for any other proper purpose;

         (e) The Resigning Trustee has not delegated to any other party any of its duties as Trustee, Security Registrar, or Paying Agent, and has not appointed any Authenticating Agent; and

         (f) The Resigning Trustee has lawfully and fully discharged its duties as Trustee.

         Section 1.3. The Resigning Trustee hereby assigns, transfers, delivers, and confirms to the Successor Trustee all right, title, and interest of the Resigning Trustee in and to the trust under the Indenture and all of its rights, powers, and trusts as Trustee thereunder. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts, and powers hereby assigned, transferred, delivered, and confirmed to the Successor Trustee.

         Section 1.4. The Resigning Trustee agrees to indemnify the Successor Trustee against any loss, liability, or expense (including the costs and expenses of defending against any claim of liability) incurred by the Successor Trustee by reason of any negligence or bad faith on the part of the Resigning Trustee or its agents, employees, or officers in the performance of its duties under the Indenture while acting as Trustee thereunder. The Successor Trustee, upon learning of any claim for which the Successor Trustee may seek indemnity hereunder, shall promptly notify the Resigning Trustee of such claim. The Resigning Trustee shall not be obliged to indemnify the Successor Trustee with respect to the defense of any such claim which the Successor Trustee voluntarily settles without the prior written consent of the Resigning Trustee.

II.      The Company

         Section 2.1. The Chief Executive Officer of the Company has been duly authorized to: (a) appoint the Successor Trustee as Trustee, and (b) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee.

         Section 2.2. The Company hereby accepts the Resigning Trustee's resignation as Trustee, appoints the Successor Trustee as Trustee, and confirms to the Successor Trustee all the rights, powers, and trusts of the Trustee.
The Company shall execute and deliver such further instruments and do such other things as the Successor Trustee may reasonably require to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts, and powers hereby assigned, transferred, delivered, and confirmed to the Successor Trustee.

         Section 2.3. Promptly after the execution and delivery of this Instrument, the Company shall cause a notice, the form of which is annexed hereto as Exhibit A, to be sent to each Holder of the Securities in accordance with the provisions of Section 610(f) of the Indenture.

         Section 2.4. The Company hereby represents and warrants to the Successor Trustee that:


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         (a)     It is a duly incorporated and existing corporation in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Instrument;

         (b) This Instrument has been duly and validly authorized, executed, and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company;

         (c) To the extent required by the Securities Act of 1933, as amended, the Securities have been duly registered under such Act, and such registrations have become effective;

         (d) The Indenture complies with the Trust Indenture Act of 1939, as amended, has been duly qualified thereunder, and is a legal, valid, and binding obligation of the Company;

         (e) The Company has performed or fulfilled each covenant, agreement, and condition on its part to be performed or fulfilled under the Indenture;

         (f) There is no Event of Default on the part of the Company and no event which, after notice or lapse of time or both, would become an Event of Default on the part of the Company under the Indenture;

         (g) The Company has not appointed any Registrar or Paying Agent other than the Resigning Trustee; and

         (h) The Company will continue to perform its obligations under the Indenture.


III.     The Successor Trustee

         Section 3.1. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Company that the Successor Trustee is qualified under Section 609 of the Indenture and Section 310 of the Trust Indenture Act of 1939, as amended, to act as Trustee.

         Section 3.2. The Successor Trustee hereby accepts its appointment as Trustee and shall hereby be vested with all the authority, rights, powers, trusts, immunities, duties, and obligations of the Trustee.

         Section 3.3. The Successor Trustee agrees to indemnify the Resigning Trustee against any loss, liability, or expense (including the costs and expenses of defending against any claim of liability) incurred by the Resigning Trustee by reason of any negligence or bad faith on the part of the Successor Trustee or its agents, employees, or officers in the performance of its duties under the Indenture while acting as Trustee thereunder. The Resigning Trustee, upon learning of any claim for which the Resigning Trustee may seek indemnity hereunder, shall promptly notify the Successor Trustee of such claim. The Successor Trustee shall not be obliged to indemnify the Resigning Trustee with respect to the defense of any such claim which the Resigning Trustee voluntarily settles without the prior written consent of the Successor Trustee.


IV.      Miscellaneous

         Section 4.1. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings


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assigned to them in the Indenture.

         Section 4.2. This Instrument and the resignation, appointment, and acceptance effected hereby shall be effective as of the close of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

         Section 4.3. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Resigning Trustee shall remain entitled under
Section 607 of the Indenture to receive compensation, reimbursement, and indemnity in connection with its trusteeship under the Indenture.

         Section 4.4. This Instrument shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles regarding conflict of laws.

         Section 4.5. This Instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment, and Acceptance to be duly executed, with their respective seals affixed hereto, and duly attested, all as of the day and year first above written.



                                  KIMBERLY-CLARK CORPORATION
[Corporate Seal]

                                  By:     W. Anthony Gamron
                                  Title:  Vice President and Treasurer


                                  Attest:


                                  By:     Clairene Jorella
                                  Title:  Assistant Secretary


                                  THE FIRST NATIONAL BANK OF
                                    CHICAGO, as Successor Trustee
[Corporate Seal]

                                  By:     Donna Fanning
                                  Title:  Assistant Vice President


                                  Attest:


                                  By:     Georgia Tsirbas
                                  Title:  Assistant Vice President


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                                  BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as
Trustee

[Corporate Seal]

                                  By:     Cecil Bobey
                                  Title:  Vice President


                                  Attest:

                                  By:     Jennifer Holder
                                  Title:  Vice President


STATE OF TEXAS                    )
                                  )  ss.
COUNTY OF DALLAS                  )

On October 31, 1995, before me, the undersigned Notary Public in and for said State, personally appeared W. Anthony Gamron, personally known to me, or who proved to me on the basis of satisfactory evidence, to be a Vice President and Treasurer, and Clairene Jorella, personally known to me, or who proved to me on the basis of satisfactory evidence, to be a Assistant Secretary, of Kimberly-Clark Corporation, the corporation that executed the within Instrument, and who acknowledged to me that they were duly authorized to execute under the seal of such corporation, and did in fact execute under the seal of such corporation, the within Instrument on behalf of such corporation.

WITNESS my hand and official seal.


(Seal)                                                      Denise L. Bunch
                                                            Notary Public


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STATE OF ILLINOIS                 )
                                  )  ss.
COUNTY OF COOK                    )

On November 1, 1995, before me, the undersigned Notary Public in and for said State, personally appeared D. Fanning, personally known to me, or who proved to me on the basis of satisfactory evidence, to be a Assistant Vice President, and Georgia Tsirbas, personally known to me, or who proved to me on the basis of satisfactory evidence, to be a Assistant Vice President, of The First National Bank of Chicago, the association that executed the within Instrument, and who acknowledged to me that they were duly authorized to execute under the seal of such association, and did in fact execute under the seal of such association, the within Instrument on behalf of such association.

WITNESS my hand and official seal.


(Seal)                                                      Notary Public


STATE OF CALIFORNIA               )
                                  )  ss.
COUNTY OF SAN FRANCISCO           )

On November 3, 1995, before me, the undersigned Notary Public in and for said State, personally appeared Cecil Bobey, personally known to me, or who proved to me on the basis of satisfactory evidence, to be a Vice President, and Jennifer Holder, personally known to me, or who proved to me on the basis of satisfactory evidence to be a Vice President, of Bank of America National Trust and Savings Association, the association that executed the within Instrument, and who acknowledged to me that they were duly authorized to execute under the seal of such association, and did in fact execute under the seal of such association, the within Instrument on behalf of such association.

WITNESS my hand and official seal.


(Seal)                                                      Claudia J. Sun
                                                            Notary Public


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                                                                       EXHIBIT A


                               NOTICE TO HOLDERS
                                       OF
                           KIMBERLY-CLARK CORPORATION
     9-1/2% SINKING FUND DEBENTURES DUE FEBRUARY 1, 2018 (CUSIP 494368AJ2),
                9-1/8% NOTES DUE JUNE 1, 1997 (CUSIP 494368AG8),
                 9% NOTES DUE AUGUST 1, 2000 (CUSIP 494368AL7),
                8-5/8% NOTES DUE MAY 1, 2001 (CUSIP 494368AN3),
           7-7/8% DEBENTURES DUE FEBRUARY 1, 2023 (CUSIP 494368AP5),
         6-7/8% DEBENTURES DUE FEBRUARY 15, 2014 (CUSIP 494368AQ6) AND
                       7.55% DEBENTURES DUE JUNE 1, 2014



NOTICE IS HEREBY GIVEN by KIMBERLY-CLARK CORPORATION (the "Company") that Bank of America National Trust and Savings Association has resigned as Trustee under the First Amended and Restated Indenture dated as of March 1, 1988, as amended by the First and Second Supplemental Indentures thereto, dated as of November 6, 1992 and May 25, 1994, respectively (the "Indenture"), pursuant to which the Company's 9-1/2% Sinking Fund Debentures due February 1, 2018, 9-1/8% Notes due June 1, 1997, 9% Notes due August 1, 2000, 8-5/8% Notes due May 1, 2001, 7-7/8%
Debentures due February 1, 2023, 6-7/8% Debentures due February 15, 2014 and 7.55% Debentures due June 1, 2014 (collectively, the "Securities") were issued and are outstanding, and as the office or agency of the Company where the Securities may be presented and surrendered for payment and registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served, such resignation to become effective as of the close of business on December 12, 1995.

The Company has appointed The First National Bank of Chicago, having its corporate trust office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, as successor Trustee under the Indenture, and First Chicago Trust Company of New York,, having its office at 14 Wall Street, 8th Floor-Window 2, New York, New York 10005, as the Company's office or agency in the Borough of Manhattan, The City of New York, for the payment, registration, transfer and exchange of Securities and for the receipt of notices and demands to or upon the Company in respect of the Securities or the Indenture, which appointments have been accepted and will become effective as of the close of business on December 12, 1995.


                                        KIMBERLY-CLARK CORPORATION
                                        351 Phelps Drive
                                        Irving, Texas  75038


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